                                                                    Exhibit 1.01

                              6,000,000 SHARES/*/


                        FIREARMS TRAINING SYSTEMS, INC.

                              CLASS A COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                                November _, 1996

MONTGOMERY SECURITIES
LAZARD FRERES & CO. LLC
THE ROBINSON-HUMPHREY COMPANY, INC.
 As Representatives of the several Underwriters
c/o MONTGOMERY SECURITIES
600 Montgomery Street
San Francisco, California  94111

Dear Sirs:

          SECTION 1.  Introductory.  Firearms Training Systems, Inc., a Delaware
                      ------------
corporation (the "Company"), proposes to issue and sell 6,000,000 shares of its authorized but unissued Class A Common Stock (the "Common Stock") to the several underwriters named in Schedule A annexed hereto (the "Underwriters"), for whom you are acting as Representatives. Said aggregate of 6,000,000 shares are herein called the "Firm Common Shares." In addition, THIN International N.V., a Netherlands Antilles corporation ("THIN International" or the Selling Stockholder"), proposes to grant to the Underwriters an option to purchase up to 900,000 additional issued and outstanding shares of Common Stock (the "Optional Common Shares"), as provided in Section 5 hereof. The Firm Common Shares and, to the extent such option is exercised, the Optional Common Shares are hereinafter collectively referred to as the "Common Shares."

          You have advised the Company and the Selling Stockholder that the Underwriters propose to make a public offering of their respective portions of the Common Shares on the effective date of the registration statement hereinafter referred to, or as soon thereafter as in your judgment is advisable.

------------------------
/*/Plus an option to purchase an additional 900,000 Shares from THIN
   International N.V. to cover over-allotments.

          The Company and the Selling Stockholder hereby confirm their respective agreements with respect to the purchase of the Common Shares by the Underwriters as follows:

          SECTION 2.  Representations and Warranties of the Company.  The
                      ---------------------------------------------
Company hereby represents and warrants to the several Underwriters that:

          (a) A registration statement on Form S-1 (File No. 333-13105) with respect to the Common Shares has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The Company has prepared and has filed or proposes to file prior to the effective date of such registration statement an amendment or amendments to such registration statement, which amendment or amendments have been or will be similarly prepared. There have been delivered to you two signed copies of such registration statement and amendments, together with two copies of each exhibit filed therewith. Conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus have been delivered to you in such reasonable quantities as you have requested for each of the Underwriters. The Company will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, (ii) a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations or (iii) a term sheet (the "Term Sheet") as described in and in accordance with Rules 434 and 424(b) of the Rules and Regulations. As filed, the final prospectus, if one is used, or the Term Sheet and Preliminary Prospectus, if a final prospectus is not used, shall include all Rule 430A Information and, except to the extent that you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the date and time that this Agreement was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company shall have previously advised you in writing would be included or made therein.

          The term "Registration Statement" as used in this Agreement shall mean such registration statement at the time such registration statement becomes effective and, in the event any post-effective amendment thereto becomes effective prior to the First Closing Date (as hereinafter defined), shall also mean such registration statement as so amended; provided, however, that such term shall also include (i) all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the Rules and Regulations and (ii) any registration statement filed pursuant to 462(b) of the Rules and Regulations relating to the Common Shares. The term "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" as used in this Agreement shall mean either (i) the prospectus relating to the Common Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, (ii) if a Term Sheet is not used and no filing pursuant to Rule 424(b) of the Rules and Regulations is required, shall mean the form of final prospectus included in the Registration Statement at the time such registration statement becomes effective or (iii) if a Term Sheet is used, the Term Sheet in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, together with the Preliminary Prospectus included in the Registration Statement at the time it becomes effective. The term "Rule 430A Information" means information with respect to the Common Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules and Regulations.

          (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement becomes effective, and at all times subsequent thereto up to and including each Closing Date hereinafter mentioned, the Registration Statement and the Prospectus, and any amendments or supplements thereto, will contain all material statements and information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, no representation or warranty contained in this subsection 2(b) shall be applicable to information contained in or omitted from any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of (i) any Underwriter, directly or through the Representatives, or (ii) the Selling Stockholder, specifically for use in the preparation thereof.

          (c) The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.01 to the Registration Statement. The Company and each of its subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with power and authority (corporate and other) to own and lease their properties and conduct their respective businesses as described in the Prospectus; except as disclosed in the Prospectus, the Company owns all of the outstanding capital stock of its subsidiaries free and clear of all claims, liens, charges and encumbrances; the Company and each of its subsidiaries are in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates and orders material to the conduct of their respective businesses, all of which are valid and in full force and effect; the Company and each of its subsidiaries are duly qualified to do business and in good standing as foreign corporations in each jurisdiction in which the ownership or leasing of properties or the conduct of their respective businesses requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect upon the Company or the subsidiary; and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification, except for proceedings, if any, which would not have a material adverse effect on the Company and its subsidiaries. Firearms Training Systems Limited, a United Kingdom corporation, Firearms Training Systems Netherlands, B.V., a Netherlands corporation, and F.A.T.S. Singapore, LTD., a Singapore corporation (collectively, the "Material Subsidiaries"), are the only subsidiaries of the Company material to the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries.

          (d) The Company has an authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus; there are no issued and outstanding shares of the Company's Class B Non-Voting Common Stock; all issued and outstanding shares of Common Stock (including, without limitation, the Common Shares to be sold hereunder by THIN International) have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform to the description thereof contained in the Prospectus. All issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus, neither the Company nor any subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

          (e) The Common Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement will be duly authorized, validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Common Shares by the Company pursuant to this Agreement. No stockholder of the Company has any right which has not been waived, to require the Company to register the sale of any shares owned by such stockholder under the Act in the public offering contemplated by this Agreement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the transfer and sale of the Common Shares to be sold by the Selling Stockholder or the issuance and sale of the Common Shares to be sold by the Company as contemplated herein.

          (f) The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally. The making and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provisions of the certificate of incorporation or bylaws, or other organizational documents, of the Company or any of its subsidiaries, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of its respective properties may be bound or affected, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its subsidiaries or any of its respective properties except in each case for such violations, conflicts or defaults which would not have a material adverse effect on the Company and its subsidiaries or on the consummation of the transactions contemplated hereby. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Act, the Blue Sky laws applicable to the public offering of the Common Shares by the several Underwriters and the clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD") and except for such consents as to which the failure to have would not have a material adverse effect on the Company and its subsidiaries or on the consummation of the transactions contemplated hereby.

          (g) Arthur Andersen LLP and Price Waterhouse LLP, who have expressed their opinion with respect to the financial statements and schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus and in the Registration Statement, are independent accountants as required by the Act and the Rules and Regulations.

          (h) The financial statements and schedules of the Company, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the respective dates of such financial statements and schedules, and the results of operations and changes in financial position of the Company for the respective periods covered thereby. Such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis as certified by the independent accountants named in subsection 2(g). No other financial statements or schedules are required to be included in the Registration Statement. The selected financial data set forth in the Prospectus under the captions "Capitalization," "Summary Financial Data" and "Selected Financial

     Data" fairly present the information set forth therein on the basis stated in the Registration Statement.

          (i) Except as disclosed in the Prospectus, and except as to defaults which individually or in the aggregate would not be material to the Company, neither the Company nor any of its subsidiaries is in violation or default of any provision of its certificate of incorporation or bylaws, or other organizational documents, or is in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist any state of facts which constitutes an event of default on the part of the Company or any such subsidiary as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

          (j) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been described or filed as required. The descriptions of such contracts and other documents set forth in the Prospectus are accurate and complete in all material respects to the extent such contracts or other documents are described therein; all such contracts are in full force and effect on the date hereof; and neither the Company nor any of its subsidiaries, nor to the best of the Company's knowledge, any other party is in breach of or default under any of such contracts.

          (k) There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened to which the Company or any of its subsidiaries is or may be a party or of which property owned or leased by the Company or any of its subsidiaries is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings could reasonably be expected to, individually or in the aggregate, prevent or materially and adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the condition (financial or otherwise), properties, business, results of operations or prospects of the Company and its subsidiaries; and no labor disturbance by the employees of the Company or any of its subsidiaries exists or is imminent which might be expected to materially and adversely affect such condition, properties, business, results of operations or prospects. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

          (l) The Company or the applicable subsidiary has good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements (or elsewhere in the Prospectus), or (ii) those which are not material in amount and do not materially and adversely affect the use made and proposed to be made of such property by the Company and its subsidiaries. The Company or the applicable subsidiary holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company. Except as disclosed in the Prospectus, the Company owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted, except where failure to so own or lease would not have a material adverse effect on the Company and its subsidiaries or on the consummation of the transactions contemplated hereby.

          (m) Since the respective dates as of which information is given in the Registration Statement and Prospectus, and except as disclosed in or specifically contemplated by the Prospectus: (i) the Company and its subsidiaries have not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of the Company and its subsidiaries; (ii) the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company and its subsidiaries are not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock (other than upon the sale of the Common Shares hereunder and upon the exercise of options and warrants described in the Registration Statement) or indebtedness material to the Company and its subsidiaries (other than in the ordinary course of business); and (v) there has not been any material adverse change in the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and its subsidiaries.

          (n) Except as disclosed in or specifically contemplated by the Prospectus, the Company and its subsidiaries have sufficient trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals and governmental authorizations to conduct their businesses as now conducted; except as disclosed in or specifically contemplated by the Prospectus, the expiration of any trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals or governmental authorizations would not have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company or its subsidiaries; and the Company has no knowledge of any material infringement by it or its subsidiaries of trademark, trade name rights, patent rights, mask works, copyrights, licenses, trade secret or other similar rights of others, and there is no claim being made against the Company or its subsidiaries regarding trademark, trade name, patent, mask work, copyright, license, trade secret or other infringement which could have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company and its subsidiaries.

          (o) The Company has not been advised, and has no reason to believe, that either it or any of its subsidiaries is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where failure to be so in compliance would not materially adversely affect the condition (financial or otherwise), business, results of operations or prospects of the Company and its subsidiaries.

          (p) The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown as due thereon, and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company or its subsidiaries, except for any failure to file, failure to pay tax or deficiency which could not reasonably be expected to materially and adversely affect the business, operations or properties of the Company and its subsidiaries.

          (q) The Company is not, and will not be following the transactions contemplated herein, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (r) The Company has not distributed and will not distribute prior to the First Closing Date any offering material in connection with the offering and sale of the Common Shares other than the Prospectus, the Registration Statement and the other materials permitted by the Act.

          (s) Each of the Company and its subsidiaries maintain insurance of the types and in the amounts customarily maintained by similarly situated companies, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

          (t) Except as disclosed in the Prospectus, neither the Company, any of its subsidiaries or any of their respective officers or directors has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

          (u) The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

          SECTION 3.  Representations, Warranties and Covenants of THIN
                      -------------------------------------------------
International. The Selling Stockholder represents and warrants to, and agrees
-------------
with, the several Underwriters that:

               (a) The Selling Stockholder has and on the Second Closing Date hereinafter mentioned will have, good and marketable title to the Common Shares proposed to be sold by the Selling Stockholder hereunder and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver such Common Shares hereunder, free and clear of all voting trust arrangements, liens, encumbrances, equities, security interests, restrictions and claims whatsoever; and upon delivery of and payment for such Common Shares hereunder, the Underwriters will acquire good and marketable title thereto, free and clear of all liens, encumbrances, equities, claims, restrictions, security interests, voting trusts or other defects of title whatsoever.

     (b) The Selling Stockholder has executed and delivered a Power of Attorney (hereinafter referred to as the "Stockholders Agreement"), and this Agreement and the Stockholders Agreement have been duly executed and delivered by or on behalf of the Selling Stockholder and the form of such Stockholders Agreement has been delivered to you.

     (c) The performance of this Agreement and the Stockholders Agreement and the consummation of the transactions contemplated hereby and by the Stockholders Agreement will not result in a breach or violation by the Selling Stockholder of any of the terms or provisions of, or constitute a default by the Selling Stockholder under, the charter or by-laws of the Selling Stockholder, any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder or any of its properties is bound, any statute, or any judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to the Selling Stockholder or any of its properties.

     (d) The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares and has not effected any sales of Common Stock which, if effected by the issuer, would be required to be disclosed in response to Item 701 of Regulation S-K.

     (e) Each Preliminary Prospectus and the Prospectus, insofar as it sets forth information furnished by or upon the authority of the Selling Stockholder expressly for use in each of the Preliminary Prospectus and the Prospectus, has conformed in all material respects to the requirements of the Act and the Rules and Regulations and has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, insofar as it sets forth information furnished by or upon the authority of the Selling Stockholder expressly for use in each of the Registration Statement and the Prospectus, will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. For the purposes of this clause
     (e), the Underwriters and the Company agree with the Selling Stockholder that the only information furnished by or upon the authority of the Selling Stockholder is the information in the Prospectus under the section "Principal Shareholders" regarding the Selling Stockholder (including without limitation the information contained in footnote (6) of the section "Principal Shareholders"). The Selling Stockholder further represents and warrants that the information contained in the section "Principal Shareholders" (including without limitation the information contained in footnote (6) of the section "Principal Shareholders") includes all information required to be disclosed in the Registration Statement and the Prospectus with respect to the Selling Stockholder pursuant to the Act and the Rules and Regulations.

     (f) The Selling Stockholder is not aware that any of the representations or warranties set forth in Section 2 above is untrue or inaccurate in any material respect.

          (g) The Selling Stockholder agrees with the Company and the Underwriters not to, directly or indirectly, offer to sell, sell, solicit an offer to sell, or contract or grant an option to sell or otherwise dispose of any equity securities of the Company or securities convertible into or exchangeable for any such securities, for a period of 180 days after the date of the Prospectus, without the prior written consent of Montgomery Securities, which consent may be withheld at the sole discretion of Montgomery Securities.

          SECTION 4.  Representations and Warranties of the Underwriters.  The
                      --------------------------------------------------
Representatives, on behalf of the several Underwriters, represent and warrant to the Company and to the Selling Stockholder that the information set forth (i) on the cover page of the Prospectus with respect to price, underwriting discounts and commissions and terms of offering and (ii) under "Underwriting" in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and the Prospectus and is correct in all material respects. The Representatives represent and warrant that they have been authorized by each of the other Underwriters as the Representatives to enter into this Agreement on its behalf and to act for it in the manner herein provided.

          SECTION 5.  Purchase, Sale and Delivery of Common Shares.  On the
                      --------------------------------------------
basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters 6,000,000 Firm Common Shares. The Underwriters agree, severally and not jointly, to purchase from the Company the number of Firm Common Shares described in Schedule A below. The purchase price per share to be paid by the several Underwriters to the Company shall be $___ per share.

          Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York (or such other place as may be agreed upon by the Company and the Representatives) at such time and date, not later than the third (or, if the Firm Common Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 P.M. Washington D.C. time, the fourth) full business day following the first date that any of the Common Shares are released by you for sale to the public, as you shall designate by at least 48 hours prior notice to the Company (or at such other time and date, not later than one week after such third or fourth, as the case may be, full business day as may be agreed upon by the Company and the Representatives) (the "First Closing Date"); provided, however, that if the

Prospectus is at any time prior to the First Closing Date recirculated to the public, the First Closing Date shall occur upon the later of the third or fourth, as the case may be, full business day following the first date that any of the Common Shares are released by you for sale to the public or the date that is 48 hours after the date that the Prospectus has been so recirculated.

          Delivery of certificates for the Firm Common Shares shall be made by or on behalf of the Company to you, for the respective accounts of the Underwriters with respect to the Firm Common Shares to be sold by the Company against payment by you, for the accounts of the several Underwriters, of the purchase price therefor by a wire transfer of immediately available funds to an account or accounts designated by the Company. The certificates for the Firm Common Shares shall be registered in such names and denominations as you shall have requested at least two full business days prior to the First Closing Date, and shall be made available for checking and packaging on the business day preceding the First Closing Date at a location in New York, New York, as may be designated by you. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

          In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, THIN International hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 900,000 Optional Common Shares at the purchase price per share to be paid for the Firm Common Shares, for use solely in covering any over-allotments made by you for the account of the Underwriters in the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the first date that any of the Common Shares are released by you for sale to the public, upon notice by you to said Selling Stockholder setting forth the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by you, but if at any time other than the First Closing Date shall not be earlier than one nor later than three full business days after delivery of such notice of exercise. The number of Optional Common Shares to be purchased by each Underwriter shall be determined by multiplying the number of Optional Common Shares to be sold by said Selling Stockholder pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Common Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is the total number of Firm Common Shares (subject to such adjustments to eliminate any fractional share purchases as you in your discretion may make). Certificates for the Optional Common Shares will be made available for checking and packaging on the business day preceding the Second Closing Date at a location in New York, New York, as may be designated by you. The manner of payment for and delivery of the Optional Common Shares shall be the same as for the Firm Common Shares as specified in the two preceding paragraphs (except that the relevant account or accounts shall be designated by the Selling Stockholder). At any time before lapse of the option, you may cancel such option by giving written notice of such cancellation to said Selling Stockholder. If the option is cancelled or expires unexercised in whole or in part, the Company will deregister under the Act the number of Option Shares as to which the option has not been exercised.

          You have advised the Company and the Selling Stockholder that each Underwriter has authorized you to accept delivery of its Common Shares, to make payment and to receipt therefor. You, individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

          Subject to the terms and conditions hereof, the Underwriters propose to make a public offering of their respective portions of the Common Shares as soon after the effective date of the Registration Statement as in the judgment of the Representatives is advisable and at the public offering price set forth on the cover page of and on the terms set forth in the final prospectus, if one is used, or on the first page of the Term Sheet, if one is used.

          SECTION 6.  Covenants of the Company.  The Company covenants and
                      ------------------------
agrees that:

          (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A of the Rules and Regulations, or the filing of the Prospectus is otherwise required under Rule 424(b) of the Rules and Regulations, the Company will file the Prospectus, properly completed, with the Commission pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Company will promptly advise you in writing (i) of the receipt of any comments of the Commission, (ii) of any request of the Commission for amendment of or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus or for additional information, (iii) when the Registration Statement, or any amendment thereto, shall have become effective, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. The Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus of which you have not been furnished with a copy a reasonable time prior to such filing or to which you reasonably object or which is not in compliance with the Act and the Rules and Regulations.

          (b) The Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or the Prospectus which in your reasonable judgment may be necessary or advisable to enable the several

     Underwriters to continue the distribution of the Common Shares and will use its best efforts to cause the same to become effective as promptly as possible. The Company will fully and completely comply with the provisions of Rule 430A of the Rules and Regulations with respect to information omitted from the Registration Statement in reliance upon such Rule.

          (c)  If at any time within the nine-month period referred to in
     Section 10(a)(3) of the Act during which a prospectus relating to the Common Shares is required to be delivered under the Act any event occurs, as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements, to comply with the Act or the Rules and Regulations, the Company will promptly advise you thereof and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and will use its best efforts to cause the same to become effective as soon as possible; and, in case any Underwriter is required to deliver a prospectus after such nine-month period, the Company upon request, but at the expense of such Underwriter, will promptly prepare such amendment or amendments to the Registration Statement and such Prospectus or Prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.

          (d) As soon as practicable, but not later than 45 days after the end of the first quarter ending after one year following the "effective date of the Registration Statement" (as defined in Rule 158(c) of the Rules and Regulations), the Company will make generally available to its security holders and to you an earnings statement (which need not be audited) covering a period of 12 consecutive months beginning after the effective date of the Registration Statement which will satisfy the provisions of the last paragraph of Section 11(a) of the Act.

          (e) Not later than 4:00 p.m. on the business day following the date the Common Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representatives shall request. During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company, at its expense, but only for the nine-month period referred to in Section 10(a)(3) of the Act, will furnish to you and the Selling Stockholder or mail to your order copies of the Registration Statement, the Prospectus, the Preliminary Prospectus and all exhibits, amendments and supplements to any such documents in each case as soon as available and in such quantities as you and the Selling Stockholder may request, for the purposes contemplated by the Act. The Company will furnish or cause to be furnished to you copies of all reports on Form SR required by Rule 463 of the Rules and Regulations.

          (f) The Company shall cooperate with you and your counsel in order to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the Blue Sky laws of such jurisdictions as you designate, will comply with such laws and will continue such qualifications, registrations and exemptions in effect so long as reasonably required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise you promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company, with your cooperation, will use its best efforts to obtain the withdrawal thereof.

          (g) During the period of five years hereafter, the Company will furnish to the Representatives and, upon request of the Representatives, to each of the other Underwriters: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Common Stock.

          (h) During the period of 180 days after the date of the Prospectus, without the prior written consent of either Montgomery Securities or each of the Representatives (which consent may be withheld at the sole discretion of the Montgomery Securities or the Representatives, as the case may be), the Company will not, directly or indirectly, other than pursuant to outstanding stock options and warrants disclosed in the Prospectus, issue, offer, sell, grant options to purchase or otherwise dispose of any of the Company's equity securities or any other securities convertible into or exchangeable with its equity securities; provided, the Company may grant options to purchase any of the Company's equity securities to any officer or employee of the Company who delivers to Montgomery Securities a letter substantially similar to the letters described in Section 7(c)(x) hereof.

          (i) The Company will apply the net proceeds of the sale of the Common Shares sold by it substantially in accordance with its statements under the caption "Use of Proceeds" in the Prospectus.

          (j) The Company will use its best efforts to designate the Common Stock for quotation on The NASDAQ National Market.

          You, on behalf of the Underwriters, may, in your sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

          SECTION 7.  Payment of Expenses.  Whether or not the transactions
                      -------------------
contemplated hereunder are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limiting the generality of the foregoing, (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock,
(iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel and the Company's independent accountants, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Agreement Among Underwriters, the Selected Dealers Agreement, the Underwriters' Questionnaire, the Underwriters' Power of Attorney and the Blue Sky memorandum, (vi) all filing fees, attorneys' fees and expenses reasonably incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the Blue Sky laws,
(vii) the filing fee of the National Association of Securities Dealers, Inc., and (viii) all other fees, costs and expenses referred to in Item 13 of the Registration Statement. Except as provided in this Section 7, Section 9 and
Section 11 hereof, the Underwriters shall pay all of their own expenses, including the fees and disbursements of their counsel (excluding those relating to qualification, registration or exemption under the Blue Sky laws and the Blue Sky memorandum referred to above).

          The Selling Stockholder will pay (directly or by reimbursement) all fees and expenses incident to the performance of its obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to (i) any fees and expenses of counsel for the Selling Stockholder and (ii) all expenses and taxes incident to the sale and delivery of the Optional Common Shares to be sold by the Selling Stockholder to the Underwriters hereunder, including without limitation taxes payable under Article 12 of the New York State tax law.

          This Section 7 shall not affect any agreements relating to the payment of expenses between the Company and the Selling Stockholder.

          SECTION 8.  Conditions of the Obligations of the Underwriters.  The
                      -------------------------------------------------
obligations of the several Underwriters to purchase and pay for the Firm Common Shares on the First Closing Date and the Optional Common Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of Company officers and the Selling Stockholder made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their respective obligations hereunder, and to the following additional conditions:

          (a) The Registration Statement shall have become effective not later than 5:00 P.M. (or, in the case of a registration statement filed pursuant to Rule 462(b) of the Rules and Regulations relating to the Common Shares, not later than 10 P.M.), Washington, D.C. Time, on the date of this Agreement, or at such later time as shall have been consented to by you; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules and Regulations, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; and prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, the Selling Stockholder or you, shall be contemplated by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to your satisfaction.

          (b) You shall be satisfied that since the respective dates as of which information is given in the Registration Statement and Prospectus,
     (i) there shall not have been any change in the capital stock other than pursuant to the exercise of outstanding options and warrants disclosed in the Prospectus of the Company or any of its subsidiaries or any material increase in the indebtedness (other than in the ordinary course of business) of the Company or any of its subsidiaries, (ii) except as set forth or contemplated by the Registration Statement or the Prospectus, no material verbal or written agreement or other transaction shall have been entered into by the Company or any of its subsidiaries, which is not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of the Company and its subsidiaries, (iii) no loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries shall have been sustained which materially and adversely affects the condition (financial or otherwise), business, results of operations or prospects of the Company and its subsidiaries, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its subsidiaries which is material to the Company and its subsidiaries or which affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened, and (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company and its subsidiaries which makes it impractical or inadvisable in the judgment of the Representatives to proceed with the public offering or purchase the Common Shares as contemplated hereby.

          (c) There shall have been furnished to you, as Representatives of the Underwriters, on each Closing Date, in form and substance satisfactory to you, except as otherwise expressly provided below:

               (i) An opinion of Sidley & Austin, counsel for the Company, addressed to the Underwriters and dated the First Closing Date, or the Second Closing Date, as the case may be, to the effect that:

                    (1) Each of the Company and its subsidiaries incorporated in the United States (each a "U.S. Sub") has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions where the ownership or leasing of properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries, and has the corporate power and authority to own its properties and conduct its business as described in the Registration Statement;

                    (2) The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof in the Prospectus; all necessary corporate proceedings have been taken in order to authorize validly such authorized capital stock; all outstanding shares of Common Stock (including the Firm Common Shares and any Optional Common Shares) have been duly and validly issued, are fully paid and nonassessable, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase any securities and conform to the description thereof contained in the Prospectus; without limiting the foregoing, to the knowledge of such counsel, there are no preemptive or other rights to subscribe for or purchase any of the Common Shares to be sold by the Company hereunder;

                    (3) All of each U.S. Sub's issued and outstanding shares have been duly and validly authorized and issued, are fully paid and nonassessable and, except as disclosed in the Prospectus, are owned of record and otherwise to such counsel's knowledge by the Company free and clear of all liens, encumbrances, equities, claims, security interests, voting trusts or other defects of title whatsoever;

                    (4) The certificates evidencing the Common Shares to be delivered hereunder are in due and proper form under Delaware law, and when duly countersigned by the Company's transfer agent and registrar, and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Common Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable, will not have been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities and will conform in all material respects to the description thereof contained in the Prospectus;

                    (5) Except as disclosed in or specifically contemplated by the Prospectus, to such counsel's knowledge, there are no outstanding options, warrants or other rights calling for the issuance of any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company;

                    (6)

                         (a) The Registration Statement has become effective under the Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b);

                         (b) The Registration Statement, the Prospectus and each amendment or supplement thereto (except for the financial statements and schedules and other financial data included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations; and

                         (c) To such counsel's knowledge, there are no franchises, leases, contracts, agreements or documents of a character required to be disclosed in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not disclosed or filed, as required.

                         (d) To such counsel's knowledge, there are no legal or
                    governmental actions, suits or proceedings, pending or threatened, against the Company or any of its U.S. Subs which are required to be described in the Prospectus which are not described as required.

                    (7) The Company has corporate power to enter into the Underwriting Agreement and to perform its obligations thereunder; this Agreement has been duly and validly authorized by all necessary corporate action by the Company, has been duly and validly executed and delivered by and on behalf of the Company, and is a valid and binding agreement of the Company enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and except as to those provisions relating to indemnity or contribution as to which no opinion need be expressed; and no approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required for the execution and delivery of this

               Agreement by the Company or the consummation of the transactions contemplated by this Agreement, except such as have been obtained and are in full force and effect under the Act and such as may be required under applicable Blue Sky laws in connection with the purchase and distribution of the Common Shares by the Underwriters and the clearance of such offering with the NASD;

                    (8) The execution and performance of this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with, result in the breach of, or constitute, either by itself or upon notice or the passage of time or both, a default under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to such counsel to which the Company or any U.S. Sub is a party or by which the Company or any U.S. Sub or any of their respective properties may be bound or affected, or (ii) violate any of the provisions of the certificate of incorporation or bylaws, or other organizational documents, of the Company or any U.S. Sub, or (iii) so far as is known to such counsel, violate any statute, judgment, decree, order, rule or regulation of any court or governmental body having jurisdiction over the Company or any U.S. Sub or any of their respective properties, except in the case of clauses (i) and (iii) for any such breach, default, conflict or violation which could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries;

                    (9) To such counsel's knowledge, neither the Company nor any
               U.S. Sub is in violation of its certificate of incorporation or bylaws, or other organizational documents;

                    (10) To such counsel's knowledge, no holders of securities of the Company have rights which have not been waived, to the registration of shares of Common Stock or other securities, because of the filing of the Registration Statement by the Company or the offering contemplated hereby or the use of proceeds contemplated in the Prospectus; and

                    (11) No transfer taxes are required to be paid in connection with the sale and delivery of the Common Shares to the Underwriters hereunder, except as required under Article 12 of New York State tax law in the case of the shares being sold by the Selling Stockholder.

In rendering such opinion, such counsel may rely as to matters of local law, on opinions of local counsel, and as to matters of fact, on certificates of officers of the Company or the U.S. Subs and of governmental officials, in which case their opinion is to state that they are so doing and that the Underwriters are justified in relying on such opinions or certificates and copies of said opinions or certificates are to be attached to the opinion. Such counsel shall also include a statement to the effect that nothing has come to such counsel's attention that would lead such counsel to believe that either at the effective date of the Registration Statement or at the applicable Closing Date the Registration Statement or the Prospectus, or any such amendment or supplement, except for financial statements and schedules and other statistical or financial data as to which such counsel need express no belief, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

               (ii) An opinion of Venable, Baetjer, Howard & Civiletti, LLP, counsel for the Company, addressed to the Underwriters and dated the First Closing Date, or the Second Closing Date, as the case may be, to the effect that the statements set forth under the headings "Business
          - Certain Legal Proceedings" and "Business - Government Contracts and Regulation" in the Prospectus, insofar as such statements constitute a summary of the laws, regulations, legal matters, documents or proceedings referred to therein, provide a fair and accurate summary of such laws, regulations, legal matters, documents and proceedings.

                    (iii) With respect to each Material Subsidiary, an opinion of local counsel acceptable to the Underwriters, addressed to the Underwriters and dated the First Closing Date, or the Second Closing Date, as the case may be, to the effect that:

                    (1) Such subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions where the ownership or leasing of properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries, and has the corporate power and authority to own its properties and conduct its business as described in the Registration Statement;

                    (2) All of such subsidiary's issued and outstanding shares have been duly and validly authorized and issued, are fully paid and nonassessable and, except as disclosed in the Prospectus, are owned of record and otherwise to such counsel's knowledge by the Company free and clear of all liens, encumbrances, equities, claims, security interests, voting trusts or other defects of title whatsoever;

                    (3) The execution and performance of this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with, result in the breach of, or constitute, either by itself or upon notice or the passage of time or both, a default under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to such counsel to which such subsidiary is a party or by which such subsidiary or any of its property may be bound or affected, or
               (ii) violate any of the provisions of the certificate of incorporation or bylaws, or other organizational documents, of such subsidiary, or (iii) so far as is known to such counsel, violate any statute, judgment, decree, order, rule or regulation of any court or governmental body having jurisdiction over such subsidiary or any of its property, except in the case of clauses (i) and (iii) for any such breach, default, conflict or violation which could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries; and

                    (4) Such subsidiary is not in violation of its certificate of incorporation or bylaws, or other organizational documents, or to the best of such counsel's knowledge, in breach of or default with respect to any provision of any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to such counsel to which such subsidiary is a party or by which its properties may be bound or affected, except where such default would not materially adversely affect the Company and its subsidiaries.

In rendering such opinion, such counsel may rely as to matters of fact, on certificates of officers of the Company or such subsidiary and of governmental officials, in which case their opinion is to state that they are so doing and that the Underwriters are justified in relying on such opinions or certificates and copies of said opinions or certificates are to be attached to the opinion.

               (iv) An opinion of Netherlands Intertrust (Antilles) N.V., counsel for THIN International, addressed to the Underwriters and dated the First Closing Date, or the Second Closing Date, as the case may be, to the effect that:

                    (1) This Agreement and the Stockholders Agreement have been duly authorized, executed and delivered by or on behalf of the Selling Stockholder; and to such counsel's knowledge the performance of this Agreement and the Stockholders Agreement and the consummation of the transactions herein contemplated by the Selling Stockholder will not result in a breach of, or constitute a default under, any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder or any of its properties may be bound, or violate any statute, judgment, decree, order, rule or regulation known to such counsel of any court or governmental body having jurisdiction over the Selling Stockholder or any of its properties; and no approval, authorization, order or consent of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the Stockholders Agreement or the consummation by the Selling Stockholder of the transactions contemplated by this Agreement, except such as have been obtained and are in full force and effect under the Act and such as may be required under the rules of the NASD and applicable Blue Sky laws; and

                    (2) The Selling Stockholder has full right, power and
               authority to sell, transfer and deliver the Common Shares to be sold on such Closing Date by the Selling Stockholder hereunder and good and marketable title to such Common Shares so sold, free and clear of all liens, encumbrances, equities, claims, restrictions, security interests, voting trusts, or other defects of title whatsoever, has been transferred to the Underwriters (whom counsel may assume to be bona fide purchasers) who have purchased such Common Shares hereunder.

In rendering such opinion, such counsel may rely as to matters of fact, on certificates of the Selling Stockholder and of officers of the Company and of governmental officials, in which case their opinion is to state that they are so doing and that the Underwriters are justified in relying on such opinions or certificates and copies of said opinions or certificates are to be attached to the opinion.

               (v) An opinion of Cravath, Swaine & Moore, counsel for THIN International, addressed to the Underwriters and dated the First Closing Date, or the Second Closing Date, as the case may be, to the effect that:

                    (1) Assuming due authorization and execution, the
               Stockholders Agreement is a valid and binding agreement of the Selling Stockholder in accordance with its terms except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally.

               In rendering such opinion, such counsel may rely as to matters of local law, on opinions of local counsel, and as to matters of fact, on certificates of the Selling Stockholder and of officers of the Company and of governmental officials, in which case their opinion is to state that they are so doing and that the Underwriters are justified in relying on such opinions or certificates and copies of said opinions or certificates are to be attached to the opinion.

               (vi) Such opinion or opinions of Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to legal matters relating to this Agreement, the validity of the Common Shares, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company and the Selling Stockholder shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters. In connection with such opinions, such counsel may rely on representations or certificates of officers of the Company and governmental officials.

               (vii) A certificate of the Company (executed on behalf of the Company by the president or chief operating officer and the chief financial or chief accounting officer of the Company), dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                    (1) The representations and warranties set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to such Closing Date;

                    (2) The Commission has not issued any order preventing or suspending the use of the Prospectus or any Preliminary Prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best of the knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

                    (3) Neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                    (4) Since the initial date on which the Registration Statement was filed, no agreement, written or oral, transaction or event has occurred which should have been set forth in an amendment to the Registration Statement or in a supplement to or amendment of any prospectus which has not been disclosed in such a supplement or amendment;

                    (5) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as disclosed in or contemplated by the Prospectus, there has not been any material adverse change or a development involving a material adverse change in the condition (financial or otherwise), business, properties, results of operations, management or prospects of the Company and its subsidiaries; and no legal or governmental action, suit or proceeding is pending or threatened against the Company or any of its subsidiaries which is material to the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, or which may adversely affect the transactions contemplated by this Agreement; since such dates and except as so disclosed, neither the Company nor any of its subsidiaries has entered into any verbal or written agreement or other transaction which is not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of the Company or incurred any material liability or obligation, direct, contingent or indirect, made any change in its capital stock, made any material change in its short-term debt or funded debt or repurchased or otherwise acquired any of the Company's capital stock; and the Company has not declared or paid any dividend, or made any other distribution, upon its outstanding capital stock payable to stockholders of record on a date prior to the First Closing Date or Second Closing Date; and

                    (6) Since the respective dates as of which information is given in the Registration Statement and the Prospectus and except as disclosed in or contemplated by the Prospectus, the Company and its subsidiaries have not sustained a material loss or damage by strike, fire, flood, windstorm, accident or other calamity (whether or not insured).

               (viii) On each Closing Date, a certificate, dated such Closing Date and addressed to you, signed by or on behalf of THIN International to the effect that the representations and warranties of the Selling Stockholder in this Agreement are true and correct, as if made at and as of such Closing Date, and the Selling Stockholder has complied with all the agreements and satisfied all the conditions on his part to be performed or satisfied prior to such Closing Date.

               (ix) On the date that this Agreement is executed and also on the First Closing Date and the Second Closing Date a letter addressed to you, as Representatives of the Underwriters, from each of Arthur Andersen LLP and Price Waterhouse, independent accountants, the first such letter from each to be dated the date of this Agreement, the second such letter from each to be dated the First Closing Date and the third such letter from each (in the event of a second closing) to be dated the Second Closing Date, in form and substance satisfactory to you.

               (x) On or before the First Closing Date, letters from each continuing director and officer of the Company and each of the Centre Entities (as such term is defined in the Prospectus), in form and substance satisfactory to you, confirming that for a period of 180 days after the date of the Prospectus, each such person will not, directly or indirectly, sell or offer to sell or otherwise dispose of any equity securities of the Company or any right to acquire such securities or any other securities convertible or exchangeable for such securities without the prior written consent of either Montgomery Securities or each of the Representatives, which consent may be withheld at the sole discretion of Montgomery Securities or each of the Representatives, as the case may be.

          (d) The Common Stock shall have been designated for trading on The NASDAQ National Market.

All opinions, certificates, letters and documents referred to above shall be in compliance with the provisions hereof only if they are reasonably satisfactory to you and to Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you reasonably request. Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the statements made therein.

If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification by you as Representatives to the Company and the Selling Stockholder without liability on the part of any Underwriter, the Company or the Selling Stockholder except for the expenses to be paid or reimbursed by the Company and the Selling Stockholder pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof.

          SECTION 9.  Reimbursement of Underwriters' Expenses.  Notwithstanding
                      ---------------------------------------
any other provisions hereof, if this Agreement shall be terminated by you pursuant to Section 8, or if the sale to the Underwriters of the Common Shares at the First Closing is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Stockholder to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, telegraph charges and telephone charges relating directly to the offering contemplated by the Prospectus. Any such termination shall be without liability of any party to any other party except that the provisions of this Section, Section 7 and Section 11 shall at all times be effective and shall apply.

          SECTION 10.  Effectiveness of Registration Statement.  You and the
                       ---------------------------------------
Company will use all your and its best efforts to cause the Registration Statement to become effective, to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

          SECTION 11.  Indemnification.  (a) (i) The Company and the Selling
                       ---------------
Stockholder, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either the Act or the Exchange Act against any losses, claims, damages, liabilities or expenses, joint or several, to which such Underwriter, such directors, officers, employees or agents or such controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading; and will reimburse each Underwriter, the directors, officers, employees and agents of each Underwriter, and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Underwriter, such directors, officers, employees or agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided,
                                                                   --------
however, that neither the Company nor the Selling Stockholder shall be liable in
-------
any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon:

(i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the information furnished to the Company pursuant to Section 4 hereof; or (ii) the failure of such Underwriter to deliver or cause to be sent to the purchaser a copy of the Prospectus (or amendment or supplement thereto) within the time required by the Act and the regulations thereunder, if the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in any Preliminary Prospectus or Prospectus was corrected in the Prospectus (or amendment or supplement thereto), provided that the Company has delivered the Prospectus (or amendment or supplement thereto) to the Underwriters in requisite quantity on a timely basis to permit such delivery or sending. In addition to its other obligations under this Section 11(a), each of the Company and the Selling Stockholder, jointly and severally, agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, or any inaccuracy in the representations and warranties of the Company or the Selling Stockholder herein or failure to perform obligations hereunder, all as described in this Section 11(a), it will reimburse each Underwriter on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's or the Selling Stockholder's obligation to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the Company or the Selling Stockholder, as the case may be, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Bank of America NT&SA, San Francisco, California (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which the Company or the Selling Stockholder may otherwise have.

          (ii) Notwithstanding the foregoing Section 11(a)(i), (A) no demand for indemnification or reimbursement provided for in Section 11(a)(i) shall be made upon the Selling Stockholder unless and until such demand has first been made upon the Company, and the Company has failed to satisfy such demand within a period of 30 days from the later of (x) the date of such demand and (y) the date notice of such demand has been provided to the Selling Stockholder; and (B) the Selling Stockholder's aggregate liability under Section 11(a)(i) shall be limited to an amount equal to the proceeds (after deducting the underwriting commissions, but before deducting expenses) received by the Selling Stockholder from the sale of Optional Common Shares pursuant to this Agreement.

          (b) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Stockholder and each person, if any, who controls the Company or the Selling Stockholder within the meaning of the Act, against any losses, claims, damages, liabilities or expenses to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the information furnished to the Company pursuant to Section 4 hereof; and will reimburse the Company, or any such director, officer, Selling Stockholder or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, Selling Stockholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. In addition to its other obligations under this Section 11(b), each Underwriter severally agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(b) which relates to information furnished to the Company pursuant to Section 4 hereof, it will reimburse the Company (and, to the extent applicable, each officer, director, controlling person or Selling Stockholder) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company (and, to the extent applicable, each officer, director, controlling person or Selling Stockholder) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company (and, to the extent applicable, each officer, director, controlling person or Selling Stockholder) shall promptly return it to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company (and, to the extent applicable, each officer, director, controlling person or Selling Stockholder) within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for expenses of more than one separate counsel approved by Montgomery Securities in the case of Section 11(a)(i) representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

          (d) If the indemnification provided for in this Section 11 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs
(a), (b) or (c) in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholder and the Underwriters from the offering of the Common Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Stockholder and the Underwriters in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations; provided, however, that (A) the Selling Stockholder will not be required to contribute any amounts referred to in clauses (i) and (ii) above unless and until a demand for indemnification, reimbursement or contribution has first been made upon the Company, and the Company has failed to satisfy such demand within a period of 30 days from the later of (x) the date of such demand and (y) the date of notice of such demand has been provided to the Selling Stockholder and (B) the Selling Stockholder's relative benefit under this
Section 11(d) shall be limited to an amount equal to the proceeds (after deducting the underwriting commissions, but before deducting expenses) received by the Selling Stockholder from the sale of Optional Common Shares pursuant to this Agreement. The respective relative benefits received by the Company, the Selling Stockholder and the Underwriters shall be deemed to be in the same proportion, in the case of the Company and the Selling Stockholder as the total price paid to the Company and to the Selling Stockholder, respectively, for the Common Shares sold by them to the Underwriters (net of underwriting commissions but before deducting expenses) bears to the total price to the public set forth on the cover of the Prospectus, and in the case of the Underwriters as the underwriting commissions received by them bears to the total price to the public set forth on the cover of the Prospectus. The relative fault of the Company, the Selling Stockholder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company, the Selling Stockholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subparagraph (c) of this Section 11, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in subparagraph (c) of this Section 11 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this subparagraph (d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under subparagraph (c) for purposes of indemnification. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined solely by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 11, (A) in the event the Selling Stockholder is liable for any amount of contribution under this
Section 11(d), the Company agrees to indemnify and hold harmless the Selling Stockholder against any losses, claims, damages, liabilities or expenses the Selling Stockholder may become subject to under this Section 11(d) except to the extent the proviso appearing in the first sentence of Section 11(e) shall be operative, and (B) no Underwriter shall be required to contribute any amount in excess of the amount of the total underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 11 are several in proportion to their respective underwriting commitments and not joint.

          (e) The Company agrees to indemnify and hold harmless the Selling Stockholder, the directors, officers, partners, employees, representatives and agents of the Selling Stockholder and each person, if any, who controls the Selling Stockholder within the meaning of either the Act or the Exchange Act against any losses, claims, damages, liabilities or expenses, joint or several, to which such directors, officers, partners, employees, representatives or agents or such controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading; and will reimburse the Selling Stockholder, the directors, officers, partners, employees, representatives and agents of the Selling Stockholder, and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by the Selling Stockholder, such directors, officers, partners, employees, representatives or agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable in any such case
        --------  -------
to the Selling Stockholder or any person who controls the Selling Stockholder within the meaning of either the Act or the Exchange Act to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the information furnished to the Company by or on behalf of the Selling Stockholder expressly for inclusion in the Registration Statement and Prospectus; provided, further,
                                                            --------  -------
for purposes of this clause the Company agrees with the Selling Stockholder that the only information provided by or upon the authority of the Selling Stockholder is the name of the Selling Stockholder and number of Common Shares owned prior to the Offering (as such term is defined in the Prospectus) and the number of Common Shares owned upon completion of the Offering (as such term is defined in the Prospectus), in each case appearing in the table in the Prospectus under the heading "Principal Shareholders" and the information in footnote (6) to such table; provided, further, that the indemnification required
                            --------  -------
by this Section 11(e) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld). In addition to its other obligations under this Section 11(e), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, or any inaccuracy in the representations and warranties of the Company herein or failure to perform obligations hereunder, all as described in this Section 11(e), it will reimburse the Selling Stockholder on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Selling Stockholder for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Selling Stockholder shall promptly return it to the Company, as the case may be, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Bank of America NT&SA, San Francisco, California (the "Prime Rate"). Any such interim reimbursement payments which are not made to the Selling Stockholder within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request.

          (f) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 11(a) and 11(b) hereof, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in Sections 11(a) and 11(b) hereof and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of such Sections 11(a) and 11(b) hereof.

          SECTION 12.  Default of Underwriters.  It shall be a condition to this
                       -----------------------
Agreement and the obligation of the Company and the Selling Stockholder to sell and deliver the Common Shares hereunder, and of each Underwriter to purchase the Common Shares in the manner as described herein, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all the Common Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Common Shares hereunder on either the First or Second Closing Date and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date does not exceed 10% of the total number of Common Shares which the Underwriters are obligated to purchase on such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Common Shares which such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Common Shares with respect to which such default occurs is more than the above percentage and arrangements satisfactory to the Representatives and the Company for the purchase of such Common Shares by other persons are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholder except for the expenses to be paid by the Company and the Selling Stockholder pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof.

          In the event that Common Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by another party or parties, the Representatives or the Company shall have the right to postpone the First or Second Closing Date, as the case may be, for not more than five business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

          SECTION 13.  Effective Date.  This Agreement shall become effective
                       --------------
immediately as to Sections 7, 9, 11, 14, 16 and 21 and, as to all other provisions, (i) if at the time of execution of this Agreement the Registration Statement has not become effective, at 2:00 P.M., California time, on the first full business day following the effectiveness of the Registration Statement, or
(ii) if at the time of execution of this Agreement the Registration Statement has been declared effective, at 2:00 P.M., California time, on the first full business day following the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as you may determine on and by notice to the Company or by release of any of the Common Shares for sale to the public. For the purposes of this Section 13, the Common Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Common Shares or upon the release by you of communications (i) advising Underwriters that the Common Shares are released for public offering, or (ii) offering the Common Shares for sale to securities dealers, whichever may occur first.

          SECTION 14.  Termination.  Without limiting the right to terminate
                       -----------
this Agreement pursuant to any other provision hereof:

          (a) This Agreement may be terminated by the Company by notice to you and the Selling Stockholder or by you by notice to the Company and the Selling Stockholder at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company or the Selling Stockholder to any Underwriter (except for the expenses to be paid or reimbursed by the Company and the Selling Stockholder pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof) or of any Underwriter to the Company or the Selling Stockholder (except to the extent provided in Section 11 hereof).

          (b) This Agreement may also be terminated by you prior to the First Closing Date by notice to the Company (i) if additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such Exchange or in the over the counter market by the NASD, or a general banking moratorium shall have been established by federal, New York or California authorities, (ii) if an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in the judgment of the Representatives, to affect adversely the marketability of the Common Shares, (iii) if any adverse event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or Prospectus or which is not reflected in the Registration Statement or Prospectus but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect, or (iv) if there shall be any action, suit or proceeding pending or threatened, or there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or any of its subsidiaries or the transactions contemplated by this Agreement, which, in the reasonable judgment of the Representatives, may materially and adversely affect the Company's business or earnings and makes it impracticable or inadvisable to offer or sell the Common Shares. Any termination pursuant to this subsection (b) shall without liability on the part of any Underwriter to the Company or the Selling Stockholder or on the part of the Company or the Selling Stockholder to any Underwriter (except for expenses to be paid or reimbursed by the Company and the Selling Stockholder pursuant to Sections 7 and, if otherwise applicable, 9 hereof and except to the extent provided in Section 11 hereof).

          SECTION 15.  Representations and Indemnities to Survive Delivery.  The
                       ---------------------------------------------------
respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Stockholder and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, or the Selling Stockholder, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

          SECTION 16.  Notices.  All communications hereunder shall be in
                       -------
writing and, if sent to the Representatives shall be mailed, delivered or telegraphed and confirmed to you at 600 Montgomery Street, San Francisco, California 94111, Attention: David Baylor, Esq., with a copy to Laurent Alpert, Esq., Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006; if sent to the Company shall be mailed, delivered or telegraphed and confirmed to the Company at 7340 McGinnis Ferry Road, Suwanee, Georgia 30174,
Attention: David Apseloff, with a copy to James G. Archer, Esq., Sidley & Austin, 875 Third Avenue, New York, New York 10022; and if sent to THIN International shall be mailed, delivered or telegraphed and confirmed to THIN International N.V., c/o Netherlands Intertrust (Antilles) N.V., Landhuis Joonchi, Kaya Richard J. Beaujon z/n, P.O. Box 837, Curacao, Netherlands Antilles, Attention: Gregory Elias, with a copy to Cravath, Swaine & Moore, 33 King William Street, London EC4R 9DU, England, Attention: Sarah C. Murphy. The Company, the Selling Stockholder or you may change the address for receipt of communications hereunder by giving notice to the others.

          SECTION 17.  Successors.  This Agreement will inure to the benefit of
                       ----------
and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 12 hereof, and to the benefit of the officers, directors, employees, agents and controlling persons referred to in Section 11, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. No such assignment shall relieve any party of its obligations hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

          SECTION 18.  Representation of Underwriters.  You will act as
                       ------------------------------
Representatives for the several Underwriters in connection with all dealings hereunder, and any action under or in respect of this Agreement taken by you jointly or by Montgomery Securities, as Representatives, will be binding upon all the Underwriters.

          SECTION 19.  Partial Unenforceability.  The invalidity or
                       ------------------------
unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

          SECTION 20.  Applicable Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                       --------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          SECTION 21. Consent by Selling Stockholder to Jurisdiction and Service
                      ----------------------------------------------------------
of Process.  The Selling Stockholder  irrevocably submits to the jurisdiction of
----------
any Federal court (and, if such court refuses to take jurisdiction, any New York State Court) located in the Borough of Manhattan in the City of New York over any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Selling Stockholder irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Selling Stockholder agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Selling Stockholder and may be enforced in any court to the jurisdiction of which the Selling Stockholder is subject by a suit upon judgment, provided that service of process is effected upon the Selling Stockholder in the manner specified in the following paragraph or as otherwise permitted by law; provided, however, that the Selling Stockholder does not waive, and the foregoing provisions of this sentence shall not constitute or be deemed to constitute a waiver of, (i) any right to appeal any such judgment, to seek any stay or otherwise to seek reconsideration or review of any such judgment in each case before the trial court of a United States Federal or State court having appellate jurisdiction over such trial court or (ii) any stay of execution or levy pending an appeal form, or a suit, action or proceeding for reconsideration or review of, any such judgment in such trial court.

          The Selling Stockholder will at all times have an authorized agent in the Borough of Manhattan, the City of New York upon whom process may be served in any suit, action or proceeding arising out of or relating to this Agreement. Service of process upon such agent and written notice of such service mailed or delivered to the Selling Stockholder shall to the extent permitted by law be deemed in every respect effective service of process upon the Selling Stockholder in any such suit, action or proceeding. The Selling Stockholder hereby irrevocably appoints CT Corporation System, whose address is, as of the date hereof, 1633 Broadway, New York, New York 10019, as its agent for such purpose, and covenants and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent at said address (or at such other address in the Borough of Manhattan, the City of New York, as the Company may designate by written notice to the Representatives). The Selling Stockholder hereby represents and warrants that such agent has accepted such appointment and has agreed to act as said agent for service of process, and the Selling Stockholder agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid.

          The Selling Stockholder hereby consents to process being served in any suit, action or proceeding of the nature referred to in the preceding paragraphs by service upon such agent together with the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of the Selling Stockholder set forth herein or to any other address of which the Selling Stockholder shall have given written notice to the Representatives. The Selling Stockholder irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service (but does not waive any right to assert lack of subject matter jurisdiction) and agrees that such service and mailing (i) shall be deemed in every respect effective service or process upon the Selling Stockholder in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service.

          Nothing in this Section shall affect the right of the Underwriters to serve process in any manner permitted by law or limit the right of the Underwriters to bring proceedings against the Selling Stockholder in the courts of any jurisdiction or jurisdictions.

          SECTION 22.  General.  This Agreement constitutes the entire agreement
                       -------
of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original, and all of which shall constitute one and the same document.

          In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company, the Selling Stockholder and you.

          Any person executing and delivering this Agreement as Attorney-in-fact for the Selling Stockholder represents and warrants by so doing that he has been duly appointed as Attorney-in-fact by the Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-fact to take such action. Any action taken under this Agreement by any Attorney-in-fact will be binding on the Selling Stockholder.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholder and the several Underwriters including you, all in accordance with its terms.

                                 Very truly yours,

                                 FIREARMS TRAINING SYSTEMS, INC.

                                 By:__________________________
                                 Name:
                                 Title:



                                 THIN INTERNATIONAL N.V.

                                 By:___________________________
                                 Name:
                                 Title:

The foregoing Underwriting Agreement
is hereby confirmed and accepted by
us in New York, New York as of
the date first above written.

MONTGOMERY SECURITIES
LAZARD FRERES & CO. LLC
THE ROBINSON-HUMPHREY COMPANY, INC.

Acting as Representatives of the
several Underwriters named in
the attached Schedule A.

By: MONTGOMERY SECURITIES


By:______________________________
Name:
Title:

                                   SCHEDULE A


                                          Number of Firm
                                          Common Shares
Name of Underwriter                       to be Purchased
-------------------                       ---------------
Montgomery Securities..................
Lazard Freres & Co. LLC................
The Robinson-Humphrey Company, Inc.....



                                          ---------------
  TOTAL................................         6,000,000
                                          ===============